Exhibit 10.3

Guaranty Agreement, effective March 25, 2003, by and between  Atlanta Gas Light Company and AGL Resources Inc.

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) between the undersigned (hereinafter referred to as “Guarantor”) and ATLANTA GAS LIGHT COMPANY (hereinafter referred to as the “Company”) if effective Tuesday March 25, 2003.

WHEREAS, the Company provides natural gas delivery services to customers pursuant to the terms and conditions of various Rate Schedules, Terms of Service, and Rules and Regulations approved by the Georgia Public Service Commission from time to time (collectively, the “Tariff”);

WHEREAS, pursuant to the Tariff, SouthStar Energy Services, LLC d/b/a Georgia Natural Gas Services (the “Pooler”) and the Company have executed a certain Pooler Agreement dated August 1, 2000 (the “Pooler Agreement”), pursuant to which the Pooler operates as a “Pooler” (as defined in the Tariff) on the Company’s natural gas delivery system;

WHEREAS, Section 3.21 of the Tariff provides that, prior to making or causing deliveries of gas into the Company’s system or making nominations or taking any other action on behalf of a Retail Customer (as defined in the Tariff), each “Pooler” shall deposit with the Company, as security for the payment of all of the Pooler’s liabilities and obligations to the Company, as cash deposit, a letter of credit issued by a financial institution acceptable to the Company, a surety bond, or a guaranty issued by a corporation acceptable to the Company;

WHEREAS, the undersigned Guarantor derives substantial benefit from the Pooler Agreement, and the Pooler and the undersigned Guarantor have requested that the Company accept the guaranty of the undersigned Guarantor in satisfaction of the Pooler’s obligations under Section 3.21 of the Tariff;

WHERAS, this Guaranty expresses the terms and conditions of the aforementioned guaranty;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the undersigned Guarantor hereby agrees as follows:

1.

Guarantor hereby irrevocably and unconditionally guarantees to the Company the due and punctual payment upon demand, of all liabilities and obligations now or hereafter arising or existing from time to time of the Pooler to the Company, including, without limitation, the following (collectively, the “Obligations”): (a) all charges under the tariff applicable to the Pooler pursuant to Section 3.20 of the Tariff, including, without limitation, all amounts due for fixed, variable, volumetric, special, rider and other charges pursuant to monthly bills rendered by the Company to the Pooler pursuant to 3.22.1 of the Tariff, all amounts due to the Company for the purchase by the Pooler of interstate storage inventory pursuant to Section 13.8 of the Tariff, all amounts due to the Company for the purchase by the Pooler of peaking inventory pursuant to Section 13.11 of the Tariff, and all amounts due to the Company for the purchase by the Pooler of firm wellhead supplies pursuant to Section 13.14 of the tariff; (b) all costs or charges. in addition to those set forth in the Tariff, that are passed through by the Company to the Pooler pursuant to Section 3.8 or Section 3.11 of the Tariff; (c) all costs or charges due to the Company pursuant to any of the rate schedules contained in the Tariff; (d) all costs or charges due to the Company pursuant to Section 11,13,15,17 and 20 of the Tariff, including without limitation any failure by the Pooler to pay any interstate pipeline company for any of the Company’s Interest Transportation and Storage Services and Peaking Capacity that are allocated to and assigned to the Pooler pursuant to Section 13 of the Tariff; (e) all returned check charges incurred by the Pooler pursuant to Section 3.9 of the Tariff; and (f) all late payment charges incurred by the Pooler pursuant to Section 3.10 of the Tariff.  Guarantor further hereby assumes liability for, hereby guarantees payment to the Company, hereby agrees to pay, protect, and save the Company harmless from and against, and hereby indemnifies the Company from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever (collectively, “Costs”), which may at any time be imposed upon, incurred by or awarded against the Company as a result of:  (i) any failure by the Pooler to comply with any term or condition of the Obligation Documents (as defined below) including, without limitation, the obligations of the Pooler to indemnify the Company and to hold the Company harmless under the circumstances set forth in Section 3.16, Section 3.17 and Section 18.8 of the Tariff; (ii) any breach by the Pooler of any representation or warranty made by the Pooler to the Company pursuant to the Obligation Documents (as defined below) including, without limitation, the warranties of the Pooler pursuant to Section 3.15 and Section 3.16 of the Tariff; and (iii) any failure by the Pooler to pay any interstate pipeline company for any of the Company’s Interstate Transportation and Storage Services and Parking Capacity that are allocated to and assigned to the Pooler pursuant to Section 13 of the Tariff.  The foregoing sentence shall not be deemed to result in Guarantor being liable for any payments that do not constitute Obligations.

This is a guaranty of payment and performance and not of collection.  The liability of Guarantor under this Guaranty shall be absolute, direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Pooler or any other person (including, without limitation, other guarantors, if any), nor against any collateral for the Obligations or the Costs, nor upon any other condition or contingency not set forth herein.  Guarantor waives any right to require that an action be brought against the Pooler or any other person or to require that resort be had to any collateral for the Obligations or the Costs, or to any balance of any credit on the books of the Company in favor of the Pooler or any other person.  In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable (collectively, “Bankruptcy Laws”), the Pooler shall be relieved of or fail to incur any debt, obligation or liability as provided in the Obligation Documents (as defined below), Guarantor shall nevertheless be fully liable therefore.  In the event of a default under the Obligation Documents which is not cured within any applicable grace or cure period, the Company shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to the Company in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity.

Not withstanding anything in this Guaranty to the contrary, the aggregate amount for which Guarantor may be liable hereunder shall not exceed $35.0 million.

2.

For purposes of this Guaranty, all sums owing to the Company by the Pooler shall be deemed to have become immediately due and payable if (a) the Pooler defaults under Section 3.22 of the Tariff in any of its payment obligations to the Company; (b) the Pooler defaults in any of its obligations to the Company under the Tariff; (c) a petition is filed by the Pooler or any general partner thereof under any Bankruptcy Laws, or a petition is filed by the Pooler or any general partner thereof for the appointment of a receiver of any part of the property of the Pooler or any general partner thereof, or any such a petition is filed against the Pooler or any general partner thereof and is not dismissed within thirty (30) days; or (d) the Pooler or any general partner thereof makes a general assignment for the benefit of creditors, suspends business, or commits any act amounting to a business failure.

1.

To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of any defense, counterclaim, right or remedy now or hereafter accorded by applicable law to indemnitors, guarantors or sureties, including, without limitation, those arising out of or related in any way to the following, irrespective of any lack of notice to or consent by Guarantor: (a) any right to require the Company to proceed against the Pooler or any other person or to proceed against or exhaust any security held by the Company at any time, or to pursue any other remedy in the Company’s power or under any other agreement before proceeding against Guarantor hereunder; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or entity, or the failure of the Company to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or entity: (c) demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest, or diligence in collection; (d) notice of acceptance of this Guaranty by the Company, notice of default, and all other notices of any kind, or the lack of any thereof, including, without limitation, notice of the existence, creation or incurring of any new or additional Obligations or Costs, or of any action or non-action on the part of the Pooler, the Company, any endorser or creditor of the Pooler or of Guarantor, or on the part of any other person whomsoever under this Guaranty or any Obligation Documents (as defined below), and any and all other formalities which otherwise might be legally required to charge Guarantor with liability; (e) any defense based upon an election of remedies by the Company; (f) any right or claim of right to cause a marshaling of the assets of the Pooler or Guarantor; (g) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty; (h) interruptions in the business relations between the Pooler and the Company; (i) any change in the composition of the Pooler, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of ownership, management or control of the Pooler; (j) any duty on the part of the Company to disclose to Guarantor any facts the Company may now or hereafter know about the Pooler, regardless of whether the Company has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of the Pooler, and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder; (k) any release or substitution in whole or in part of any security for the Obligations or the Costs, or any lack of notice of disposition or of manner of  disposition of any collateral for the Obligations or the Costs, or any lack of commercial reasonableness in dealing with any collateral for the Obligation or the Costs, or any deficiencies in any collateral for the Obligations or the Costs, or any deficiency in the ability of the Company to collect or to obtain performance from any persons or entities now or hereafter liable for the payment or performance of any Obligations or Costs; (l) any amendments, extensions, modifications, renewals or waivers of  default as to the Pooler Agreement, the Tariff or any other existing or future agreement or obligation of the Pooler with or to the Company (collectively, the “Obligation Documents”), or any release of the Pooler or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Obligation Documents,  whether by operation of law, voluntary action of the Company, or by action of any court, whether pursuant to any Bankruptcy Laws, or any other law of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; (m) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Obligation Documents; (n) any other guaranty now or hereafter executed by any other person in connection with the Obligations or the Costs, or any rights, powers or privileges the Company may now or hereafter have against any other person, entity or collateral; (o) any assignment for the benefit of creditors by the Pooler or any general partner thereof; (p) any appointment of a receiver, liquidator or trustee for the Pooler or any general partner thereof, or for any of the properties of the Pooler or any such general partner; (q) any filing of a petition by or against the Pooler or any general partner thereof for relief pursuant any bankruptcy Laws; (r)  the institution of any proceedings for the dissolution or liquidation of the Pooler or any general partner thereof; (s) any relief or discharge granted the Pooler or any general Partner thereof under any Bankruptcy Laws; (t) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Pooler or any general partner thereof) or any other stay provided under any other Bankruptcy Laws, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Company to enforce any of its rights, whether now or hereafter required, which the Company may have against Guarantor or the collateral for the Obligations or the Costs; (u) any defense, right of offset or other claim which Guarantor may have against the Pooler, or which the Pooler may have against the Company, or which the Guarantor may have against the Company in connection with any action by the Company to recover amounts due under this Guaranty; (v) all rights of redemption, homestead, dower, and other rights or exemptions of every kind, whether under common law or by statute; (w) any avoidance action; or (x) the taking or failure to take any other action of any type whatsoever.

2.

Notwithstanding the satisfaction by Guarantor of any Obligation or Cost hereunder, Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever against Pooler for the Obligations or the Costs.  In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to the Company against the Pooler, and Guarantor hereby waives any rights to enforce any remedy which the Company may have against the Pooler and any right to participate as a subrogee or otherwise in any collateral pledged to the Company for the Obligations or the Costs.  In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of the Pooler now or hereafter owed to Guarantor to all unpaid Obligations of the Pooler to the Company, and agrees with the Company that Guarantor shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral pledged to the Company for the Obligations or the Costs.  Further, Guarantor shall not have any right of recourse against the Company by reason of any action the Company may take or omit to take under the provisions of any of the Obligation Documents.  Notwithstanding the foregoing, this Paragraph 4 shall not prevent the Pooler from issuing dividends to Guarantor which are otherwise proper and permitted under all applicable law.

3.

This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive (a) the exercise of any remedy by the Company under the Obligation Documents, even if, as a part of such remedy, the Obligations or the Costs are paid or satisfied in full; (b) any termination or suspension of the Pooler’s entitlement to act as a “Pooler” on the Company’s system, pursuant to Section 3.21.4 of the Tariff or otherwise; and (c) any dispute by the Pooler of the amount of any bill from the Company, pursuant to Section 3.22.3 of the Tariff, or otherwise.  Notwithstanding the foregoing, Guarantor may terminate this Guaranty at any time upon 150 days’ prior written notice to the Company; provided, however, that Guarantor’s guarantee of all Obligations arising prior to the date of such termination shall survive such termination and remain in full force and effect unless and until Pooler provides, in form and substance satisfactory to Company, security in lieu of this Guaranty for any and all pre-termination Obligations and provided further that such termination shall in no way affect the requirement that Pooler deposit adequate security with Company in accordance with Section 3.21 of the Tariff.  If the Obligations and Costs are partially paid or discharged by reason of the exercise of any of the remedies available to the Company, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining Obligations and Costs, even though any rights which Guarantor may have against the Pooler may be destroyed or diminished by the exercise of any such remedy.  A separate right of action hereunder shall arise each time the Company acquires knowledge of any matter guaranteed by Guarantor under this Guaranty.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.  If at any time all or any part of any payment made by Guarantor or received by the Company from Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or the Pooler or any general partner thereof), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by the Company, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

4.

In the event this Guaranty is collected by or through an attorney at law, the undersigned Guarantor shall reimburse the Company for all costs of collection, including reasonable attorney’s fees and expenses.  Any amounts received by the Company hereunder may be applied to the Obligations or the Costs in such order and manner as the Company may deem appropriate.

5.

All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the signature page of this Guaranty or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the signature page of this Guaranty or at such other address as may be designated by such party as herein provided.  All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above.  Rejection or other refusal to accept of the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.  By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

6.

This Guaranty may not be assigned by Guarantor without the Company’s prior written consent, which consent may be withheld by the Company in its sole discretion.  This Guaranty shall inure to the benefit of any may be enforced by the Company and its successors and assigns, and shall be binding upon and enforceable against the undersigned Guarantor its successors, and assigns.

7.

This Guaranty shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.  The invalidity of any portion, provision or paragraph of this Guaranty shall not affect or render invalid any other portion, provision or paragraph of this Guaranty.  This Guaranty constitutes the entire agreement between the undersigned Guarantor and the Company with respect to the subject matter hereof and supercedes all prior agreements, whether written or oral, between the parties respecting such matters.  No modification of this Guaranty, and no waiver of any right or remedy hereunder, shall be binding on the Company or the Guarantor unless it is in writing and signed by the Company and the Guarantor.  No delay or failure by the Company to exercise any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Company of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.  This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance.  Time is of the essence hereof.

8.

So long as this Guaranty remains in effect, Guarantor will do all things necessary to preserve its existence and corporate, limited liability company and partnership formalities (as applicable).  Guarantor represents, warrants and covenants that: (i) Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to execute, deliver and perform this Guaranty; (ii) the execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary legal action and do not contravene the Guarantor’s organizational documents or any contractual restriction binding on Guarantor or its assets; (iii) Guarantor will execute and deliver to the Company appropriate documents, opinions and certificates evidencing Guarantor’s authority to execute and deliver the Guaranty; and (iv) the Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

9.

Guarantor hereby agrees to furnish to the Company promptly upon demand by the Company current and dated financial statements detailing the assets and liabilities of Guarantor certified by Guarantor, in form and substance acceptable to the Company.  Guarantor hereby warrants and represents to the Company that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to the Company with respect to Guarantor did or will at the time of such delivery fairly and accurately present the financial condition of Guarantor.  Guarantor acknowledges that the Company has the right to require different or additional security from the Pooler pursuant to Section 3.21 of the Tariff.

10.

To the extent the Tariff is amended to change any of the existing section numbers of the Tariff identified in this Guaranty, Guarantor acknowledges and agrees that this Guaranty shall be automatically amended so that any of the section numbers identified in this Guaranty shall be consistent with the section numbers set forth in the Tariff as amended.

11.

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

(a)

GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF GEORGIA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS GUARANTY, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN FULTON COUNTY, GEORGIA, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COMPANY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO GUARANTOR AT THE ADDRESS FOR NOTICES SET FORTH ON THE LAST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b)

GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY OR ANY CONDUCT, ACT OR OMISSION OF THE COMPANY OR THE POOLER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH THE COMPANY, THE POOLER OR GUARANTOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed under seal by their duly authorized officer or representative.

THE COMPANY:	GUARANTOR:

ATLANTA GAS LIGHT COMPANY	AGL RESOURCES INC., a Georgia corporation

By: /s/ Kevin P. Madden	By: /s/ Richard T. O’Brien
Name: Kevin P. Madden	Name: Richard T. O’Brien
Title: Executive V.P.	Title: Executive Vice President & Chief Financial Officer

(CORPORATE SEAL)	(CORPORATE SEAL)

Address of the Company:	Address of the Guarantor:
Atlanta Gas Light Company	AGL Resources Inc.
Ten Peachtree Place, Suite 1000	Ten Peachtree Place, Suite 1000
Atlanta, Georgia 30309	Atlanta, Georgia 30309

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